PURCHASE AND SALE OF ASSETS AGREEMENT

                                      among

                               COTELLIGENT, INC.,

                            THE HURST COMPANIES, INC.

                             HURST CONSULTING, INC.

                             HURST PROCESSING, INC.

                              HURST INSTITUTE, INC.

                     OPTIMUM ADMINISTRATIVE RESOURCES, INC.

                                       AND

                                    EVA HURST










                                                             November 30, 1998


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

                                TABLE OF CONTENTS

                                                                                                               Page



ARTICLE 1. SALE OF ASSETS.........................................................................................1
     Section 1.1. Assets..........................................................................................1
     Section 1.2. Non-Assignment of Certain Contracts.............................................................3
     Section 1.3. Excluded Assets.................................................................................3

ARTICLE 2. PURCHASE PRICE.........................................................................................3
     Section 2.1. Consideration...................................................................................3
     Section 2.2. Determination and Payment of Stockholder's Equity Adjustment Amount.............................4

ARTICLE 3. NON-ASSUMPTION OF LIABILITIES; INDEMNIFICATION.........................................................5
     Section 3.1. Non-Assumption of Liabilities...................................................................5
     Section 3.2. Assumption of Certain Obligations...............................................................6
     Section 3.3. Indemnification by Sellers and Stockholder......................................................7
     Section 3.4      Indemnification by Buyer....................................................................8
     Section 3.5      Procedure for Indemnification of Third Party Claims.........................................9
     Section 3.6      Limitation on Indemnification...............................................................9
     Section 3.7      Strict Liability...........................................................................10

ARTICLE 4. CLOSING...............................................................................................10
     Section 4.1. Time and Place of Closing......................................................................10
     Section 4.2. Deliveries by Sellers and Stockholder..........................................................10

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF SELLERS AND STOCKHOLDER.............................................11
     Section 5.1. Representations and Warranties.................................................................11
              (a)     Authority..................................................................................11
              (b)     Compliance with Law........................................................................12
              (c)     Approvals..................................................................................12
              (d)     Contracts..................................................................................12
              (e)     Title to the Assets........................................................................13
              (f)     Litigation.................................................................................13
              (g)     Employees..................................................................................13
              (h)     Employee Relations and Benefit Plans.......................................................14
              (i)     Financial Statements; Gross Revenues; Records and Customer Lists...........................16
              (j)     Accounts Receivable........................................................................17
              (k)     Taxes......................................................................................17
              (l)     Environmental Matters......................................................................18
              (m) Absence of Changes.............................................................................18
              (n)     Relations with Governments.................................................................20
              (o)     Future Plans and Commitments...............................................................20
              (p)     Prospectus Delivery........................................................................20
              (q)     Intellectual Property......................................................................20
              (r)     Hart-Scott-Rodino Matters..................................................................21
              (s)     Disclosure.................................................................................21
     Section 5.2. Survival.......................................................................................21

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................21
     Section 6.1. Representations and Warranties.................................................................21
              (a)     Corporate Organization.....................................................................22
              (b)     Authorization..............................................................................22
     Section 6.2. Representations Related to the Cotelligent Stock...............................................22
              (a)     Common Stock to be Received by the Stockholder.............................................22
              (b)     NYSE Listing...............................................................................22
     Section 6.3      Governmental Authorization.................................................................22
     Section 6.4      Survival...................................................................................23

ARTICLE 7. NONCOMPETITION........................................................................................23
     Section 7.1. Restrictions...................................................................................23
     Section 7.2. Materiality....................................................................................24
     Section 7.3. Specific Performance...........................................................................24
     Section 7.4. Reasonable Restraint...........................................................................24
     Section 7.5. Severability...................................................................................24
     Section 7.6. Independent Covenants..........................................................................24

ARTICLE 8. CERTAIN POST-CLOSING COVENANTS OF SELLER, STOCKHOLDER AND BUYER.......................................24
     Section 8.1. Payment of Taxes; Filing of Returns............................................................24
     Section 8.2. Name Change....................................................................................25
     Section 8.3. Restrictions on Transfer.......................................................................25
     Section 8.4      Severance Payments.........................................................................25

ARTICLE 9. GENERAL...............................................................................................26
     Section 9.1. Further Assurance..............................................................................26
     Section 9.2. Notices........................................................................................26
     Section 9.3. Entire Agreement...............................................................................27
     Section 9.4. Broker's Commission............................................................................27
     Section 9.5. Modification; Remedies Cumulative..............................................................27
     Section 9.6. Severability...................................................................................27
     Section 9.7. Availability of Records........................................................................27
     Section 9.8. Allocation of Purchase Price...................................................................27
     Section 9.9. Construction...................................................................................27
     Section 9.10.    Attorney's Fees............................................................................28
     Section 9.11.    Waiver.....................................................................................28
     Section 9.12.    Counterparts...............................................................................28
     Section 9.13.    Time is of the Essence.....................................................................28
     Section 9.14.    Governing Law..............................................................................28



Definitions

Agreement - Preamble
Assets - Section 1.1
Assumed Liabilities - Section 3.2 Balance Sheet - Section 5.1(i) Balance Sheet Date - Section 5.1(i) Benefit Plan - Section 5.1(h) Bill of Sale - Section 4.2(a) Business - Premises Buyer - Preamble Cash Payment - Section 2.1(a) Closing - Section 4.1 Closing Date - Section 4.1 Closing Date Balance Sheets -
Section 2.2(b) Conferences - Section 2.2(b) Contracts - Section 1.1(i) Cotelligent - Preamble Cotelligent Stock - Section 2.1(a) Customer Contracts -
Section 1.1(i) Environmental Laws - Section 5.1(l) ERISA - Section 5.1(h) Excluded Assets - Section 1.3 Financial Statements - Section 5.1(i) GAAP-
Section 5.1(i) HSR Act - Section 5.1(r) Indemnified Party - Section 3.5 Indemnifying Party - Section 3.5 Intellectual Property - Section 5.1(q) IRCA -
Section 5.1(g) IRS - Section 5.1(h) Liens - Section 1.1 Losses - Section 3.3 Minimum Indemnification Threshold - Section 3.5(a) Notice - Section 3.5 Pension Plans - Section 5.1(h) Permitted Liens - Section 1.1 Purchase Price - Section 2.1(a) Seller - Preamble Sellers -Preamble Specified Warranties - Section 3.6(a) Stock Payment - Section 2.1(a) Stockholder - Preamble Stockholder's Equity -
Section 2.2(a) Stockholder's Equity Adjustment Amount - Section 2.2(a) Territory
- Section 7.1(a) Third Person - Section 3.5 WARN ACT - Section 6.1(c) Welfare Plans - Section 5.1(h)

                      PURCHASE AND SALE OF ASSETS AGREEMENT


         THIS PURCHASE AND SALE OF ASSETS AGREEMENT (the "Agreement") is executed and effective as of the thirtieth day of November, 1998, among Cotelligent, Inc., a Delaware corporation ("Cotelligent"), The Hurst Companies, Inc., a Florida corporation ("Buyer"), and Hurst Consulting, Inc., Hurst
Processing, Inc., Optimum Administrative Resources, Inc. and Hurst Institute, Inc., each a Florida corporation (each, a "Seller" and collectively referred to herein as "Sellers") and Eva Hurst ("Stockholder").

                                P R E M I S E S:

         Sellers are engaged in the business of providing consulting services, technical support, computer and programming assistance and similar types of advisory and other services to customers and clients (collectively, the "Business"). Sellers desire to sell to Buyer, and Buyer desires to acquire from Sellers, substantially all of Sellers' assets, in accordance with and subject to the terms set forth in this Agreement.

         Stockholder owns 100% of the outstanding capital stock of each Seller, and joins in this Agreement for the purposes of making certain representations and warranties to, and entering into certain covenants with, Buyer in connection with the transactions set forth herein.

         In consideration of the mutual promises and covenants herein contained and other good and valuable consideration, received to the full satisfaction of each of them, the parties hereby agree as follows:

                               A G R E E M E N T:

                                   ARTICLE 1.
                                 SALE OF ASSETS

         Section 1.1. Assets. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined), each of the Sellers will sell, transfer, convey, assign and deliver to the Buyer, and the Buyer will purchase or acquire from the Sellers free and clear of all Liens (other than Permitted Liens (as hereinafter defined)), all of the right, title and interest of each such Seller in and to the properties, assets and rights of such Sellers, or any of them, wherever located, including without limitation such assets of the types listed below (all of the foregoing assets to be conveyed to Buyer are collectively referred to as the "Assets"):

                  (a) all equipment, furniture, furnishings, computers and office and other supplies, and all leasehold interests in such assets that are leased by Sellers and identified as leased items on Schedule 1.1(a);

                  (b) all rights in and to any systems or processes under research or development by any and all Sellers prior to or on the Closing Date (as herein defined);

                  (c) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items (and, in each case, security interests from third parties relating thereto);

                  (d) all accounts receivable and notes receivable, ledger billings, bonds and other evidences of indebtedness and rights to receive payments from any person owing to any and all Sellers, including, but not limited to, any rights with respect to third party collection procedures or any other actions, suits or proceedings which have been commenced in connection therewith;

                  (e) all software, programs, customer and client lists and information, inventions, processes, designs, formulae, trade secrets, know-how, computer programs, confidential business information and all documents and other materials related to the foregoing and all documents, disks and other media on which any of the foregoing is stored;

                  (f) all books, records, manuals and other materials (in any form or medium), advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, blueprints, research and development files, records and data books, media materials and plates, accounting records and sales order files;

                  (g) all rights to causes of action, lawsuits, judgments, claims and demands of any nature existing in favor of, available to or being pursued by any and all Sellers whether arising by way of counterclaim or otherwise (other than any rights, actions, claims or demands in favor of Sellers, or any of them, that they may assert directly by way of counterclaim arising out of or in connection with the lawsuit styled James G. Shelley v. Hurst Consulting, Inc., Case No. 98-585-CA-15-E in the Eighteenth Judicial Circuit Court of Seminole County, Florida (the "Shelley Lawsuit").

               (h) all guarantees, warranties, indemnities and similar rights in favor of any and all Sellers;

                  (i) all of the rights of any and all Sellers under all contracts, leases, commitments and other agreements (collectively, the "Contracts"), including, but not limited to, (i) employment, consulting and similar agreements regarding personnel, (ii) confidentiality agreements with respect to the Business, the Assets or the Assumed Liabilities, (iii) purchase and sale orders for the purchase or sale of services or goods ("Customer Contracts"); (iv) furniture and equipment leases; and (v) real estate leases.

                  (j)      all of the goodwill related to the Business;

                  (k) all other tangible and intangible assets whatsoever of each Seller used in or related to the Business, except for those specific assets listed as Excluded Assets on Schedule 1.3; and

                  (l) all assets of the Benefit Plans sponsored or maintained by the Sellers as listed in Schedule 5.1(h).

         All of such Assets shall be delivered free and clear of any liens, claims, pledges, security interests, mortgages or encumbrances of any kind ("Liens") other than Permitted Liens. The sale, conveyance, assignment, transfer and delivery of the Assets shall be effected by bills of sale, endorsements, assignments, or other instruments in such reasonable or customary form as shall be requested by Buyer and its counsel. Each Seller shall at any time from and after the Closing Date, upon the reasonable request of Buyer and at such Seller's expense, execute, acknowledge and deliver such additional conveyances, assignments, transfers or other instruments, as may be reasonably required to assign, transfer or convey the Assets to Buyer, or vest ownership of such Assets in Buyer, as contemplated by this Agreement. A "Permitted Lien," for purposes of this Agreement, means (i) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings, (ii) any statutory lien arising in the ordinary course of business by operation of law with respect to an obligation or liability that is not yet due or delinquent, or (iii) the liens set forth on Schedule 1.1 hereto.

         Section 1.2. Non-Assignment of Certain Contracts. Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment hereunder of any Contract shall require the consent of any third party, neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the termination, loss or diminution thereof; provided, however, that in each such case, the applicable Seller or Sellers shall use its or their commercially reasonable efforts to obtain the consent of such other party to such assignment to Buyer. Attached hereto as Schedule 1.2 is a list of all Contracts requiring consent to their assignment.

     Section 1.3. Excluded Assets. The Buyer shall not acquire pursuant to this Agreement any of the Excluded Assets. "Excluded Assets" means the assets set forth on Schedule 1.3.

                                   ARTICLE 2.
                                 PURCHASE PRICE

         Section 2.1.      Consideration.

                  (a) In consideration of the sale, conveyance, transfer and delivery of the Assets, Buyer shall (i) pay Sellers by wire transfer in immediately available funds at the Closing an aggregate amount of $19,530,000 (the "Cash Payment") and (ii) deliver to Sellers 500,544 shares of Common Stock of Cotelligent (the "Cotelligent Stock") on the Closing Date or as soon as practical thereafter (but in no event later than five (5) business days after the Closing) such amount being equal to the number of shares determined by dividing $9,210,000 by the average per share closing sale price of such Common Stock on the New York Stock Exchange for the five (5) trading days ending on and including November 24, 1998 (the "Stock Payment"). Such Cash Payment, together with the Stock Payment, the Net Asset Adjustment Amount (as defined below) and Buyer's assumption of the Assumed Liabilities, constitutes the entire consideration payable by Buyer in connection with its acquisition of the Assets (the "Purchase Price").

                  (b) The Purchase Price shall be paid to Hurst Consulting, Inc. and shall be allocated among the Sellers by agreement among the Sellers.

                  (c) The Cash Payment shall be paid on the Closing Date by wire transfer of immediately available funds to an account specified in writing by Sellers to Cotelligent at least two (2) business days prior to the Closing.

         Section 2.2.  Determination and Payment of Net Asset Adjustment Amount.

                  (a) For purposes of this Section 2.2, the following terms shall be defined as set forth below:

                           (i) "Net Assets"  shall mean, as of the Closing Date,
                  the aggregate net value of Sellers' Assets transferred to Buyer hereunder determined by subtracting the liabilities of the Sellers assumed by Buyer from the book value of the Assets transferred pursuant to this Agreement. Net Assets shall be determined in accordance with GAAP on a basis consistent with the practices of accounting and disclosure then applied in the preparation of audited financial statements of Cotelligent.

                           (ii) "Net Assets Adjustment Amount" shall mean (i) in
                  the event Net Assets is greater than $1,500,000, then the amount of Net Assets less $1,500,000; and (ii) in the event Stockholder's Equity is less than $1,000,000, then the amount equal to $1,000,000 less Net Assets.

                  (b) Within sixty (60) days after the Closing, Buyer shall in good faith calculate the amount of the Net Assets based upon a balance sheets of each of the Sellers prepared in a manner consistent with
         Section 2.2 (a)(i),  and shall be (i) dated as of the Closing  Date and
         (ii) prepared substantially in the format set forth on Schedule 2.2(b) (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall set forth and reflect as an obligation of Sellers eleven-twelfths (11/12ths) of all unpaid non-reimbursed costs or expenses of or related to the conference in New York, New York on December 4, 1998 ("Conference").

                  (c) If the Sellers agree with Buyer's calculation and the Stockholder's Equity is greater than $1,500,000, within 5 days of Sellers' notice of agreement, Buyer shall pay to Sellers an amount equal to the Stockholder's Equity Adjustment Amount, as so calculated by Buyer.

                  (d) If the Sellers agree with Buyer's calculation and the Stockholder's Equity is less than $1,000,000, within 5 days of Sellers' notice of agreement, each Seller shall return to Buyer such Seller's pro rata portion of an amount equal to the Stockholder's Equity Adjustment Amount, as so calculated by Buyer.

                  (e) If Sellers disagree with Buyer's calculation of the Stockholder's Equity Adjustment Amount, Sellers may, within 30 days after delivery of the calculation, deliver notice to Buyer disagreeing with such calculation and setting forth Sellers' calculation of such amount. Any such notice of disagreement shall specify the items or amounts as to which Sellers disagree.

                  (f) If a notice of disagreement shall be delivered pursuant to
         Section 2.2(e), the parties shall, during the 30 days following such delivery of notice, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the correct amount of the Stockholder's Equity Adjustment Amount. If, during such period, the parties are unable to reach such agreement, they shall submit their disagreement for resolution in accordance with the provisions set forth in Section 2.2(g).

                  (g) The parties agree that they will cooperate with and assist each other in the calculation of Stockholder's Equity Adjustment Amount, including, without limitation, making available, to the extent necessary, books, records, workpapers and personnel. To the extent Buyer and Sellers are unable to reach an agreement with respect to the determination of the Stockholder's Equity Adjustment Amount, they shall promptly select a mutually acceptable "big five" accounting firm with no material relationship to any of them and submit their dispute to such accounting firm for a binding resolution. Fees and expenses of such accounting firm shall be paid one-half by Sellers and one-half by Buyer. Within 5 days of a resolution of the amount of the Stockholder's Equity Adjustment Amount, in the event Stockholder's Equity is greater than $1,500,000, Buyer shall pay to Seller the Stockholder's Equity Adjustment Amount; and in the event Stockholder's Equity is less than $1,000,000, Sellers shall promptly refund to Buyer the Stockholder's Equity Adjustment Amount.

                                   ARTICLE 3.
                 NON-ASSUMPTION OF LIABILITIES; INDEMNIFICATION

         Section 3.1. Non-Assumption of Liabilities. Except as explicitly set forth in Section 3.2 below, Buyer shall not, by the execution and performance of this Agreement or otherwise, assume, become responsible for or incur any liability or obligation of any nature of any Seller, whether legal or equitable, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at or after the date of this Agreement, including, without limiting the generality of the foregoing, any liability or obligation arising out of or relating to:

                  (a) an occurrence or circumstance (whether known or unknown) which occurs or exists on or prior to the date of this Agreement and which constitutes, or which by the lapse of time or giving notice (or both) would constitute, a breach or default under any lease, contract, or other instrument or agreement (whether written or oral);

                  (b) an injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, or any other theory, other than injury, death, damage or destruction caused by Buyer or its employees or agents after the date hereof in connection with their operation of the Business (without limiting the generality of the foregoing, it is expressly agreed that any liability or obligation of any and all Sellers, including obligations and liabilities in connection with the Shelley Lawsuit and all other obligations and liabilities occurring or arising in connection with the operation of the Business through 11:59 p.m. local time on the Closing Date, shall remain liabilities and obligations of such Seller or Sellers, and are not assumed by Buyer);

                  (c) a violation of the requirements of any governmental authority or of the rights of any third person, including, without limitation, any requirements relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of any and all Sellers;

                  (d) the generation, collection, transportation, storage or disposal by Sellers of any materials, including, without limitation, hazardous materials.

                  (e) any agreement or arrangement between any Seller and the employees of such Seller or any labor or collective bargaining unit representing any such employees;

               (f) any severance pay obligation of any Seller (other than obligations to K. Herbst);

                  (g) any indebtedness, accounts payable or other obligations, including without limitation obligations in respect of federal, state or local taxes, of any and all Sellers;

                  (h)  the   liabilities   or   obligations  of  any  Seller  or
         Stockholder for brokerage or other commissions relative to this Agreement or the transactions contemplated hereunder; and

                  (i) any liability of Sellers or Stockholder, or any of them, to Carlos Hurst in connection with their acquisition of capital stock of certain Seller formerly held by him, including any amount evidenced by that certain promissory note of July 15, 1997 payable to him; and

                  (j) any other liability arising out of or attributable to the operation of the Business prior to the Closing Date (including, without limitation, any obligations in respect of taxes and accounts payable), except to the extent expressly assumed by Buyer pursuant to Section 3.2 hereof.

         Sellers and Stockholder jointly and severally agree to indemnify Cotelligent, Buyer, and their respective successors and assigns from and against all the above non-assumed liabilities and obligations in accordance with Section 3.3.

         Section 3.2. Assumption of Certain Obligations. Pursuant to this Agreement, and as part of the consideration paid by Buyer hereunder, Buyer assumes and undertakes to discharge and perform Sellers' obligations (a) shown as liabilities of Sellers on the Closing Date Balance Sheets (provided, that all such assumed obligations are of the type and category set forth on Schedule 3.2(a); and provided further, that Buyer shall have no liability in connection with any such obligation in any amount in excess of the amount of such obligation shown on the Closing Date Balance Sheet and taken into account in determining Net Assets (except that Buyer assumes the obligations for all unpaid non-reimbursed cost or expenses of or related to the Conference in the amount set forth on the Closing Date Balance Sheet plus an additional amount equal to one-eleventh (1/11th) of the amount accrued); (b) pursuant to the express terms of those written Contracts set forth on Schedule 3.2(b); (c) the written summaries of oral Customer Contracts provided by Sellers to Buyer and listed on
Schedule 3.2(c); provided, that in each case under the foregoing Sections 3.2(b) and (c), (i) Buyer shall assume only such written Contracts and obligations pursuant to Customer Contracts so summarized in writing by Sellers, and only to the extent such obligations are first required to be performed subsequent to the close of business on the Closing Date and (ii) in no event shall Buyer assume any obligation (A) in connection with any claims that arise in connection with any Seller's pre-Closing performance or non-performance of any Contract (where deliverables are delivered on or prior to the Closing Date) or (B) to perform services for, or assume any other liability to, any party to a contract to the extent such party has paid Sellers in advance for such performance and Sellers have not remitted such payment to Buyer pursuant to Section 1.1(c); and (d) post-closing obligations under Benefit Plans sponsored or maintained by the Sellers as listed in Schedule 5.1(h) (the foregoing referred to as the "Assumed Liabilities").

         Section 3.3. Indemnification by Sellers and Stockholder. Notwithstanding any investigation at any time made by or on behalf of Buyer or Cotelligent, each Seller and Stockholder jointly and severally agree to defend, indemnify and hold harmless Cotelligent, Buyer, their respective officers, shareholders, directors, divisions, subdivisions, affiliates, parent, employees, agents, successors and assigns from and against all losses, claims, actions, causes of action, damages, liabilities, expenses and other costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees), whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, which result, either before or after the date of this Agreement (any and all of the foregoing collectively referred to herein as "Losses"), from or in connection with any:

               (a) inaccuracy in or breach of any representation or warranty made by any Seller or Stockholder in this Agreement;

                  (b) failure of any or all Sellers or Stockholder duly to perform and observe any term, provision, covenant, agreement or condition under this Agreement;

               (c) material misrepresentation in or omission from any Schedule to this Agreement;

                  (d) failure of any Seller to use commercially reasonable efforts to obtain any required consent to a Contract requiring such consent as listed in Schedule 1.2 (including, without limitation, reimbursement to Buyer of the value of such nonassigned Contract);

                  (e) liability of any or all Sellers resulting from one or more pending or threatened lawsuits whether or not listed on Schedule 5.1(f);

                  (f) liability of any or all Sellers to creditors of such Seller or Sellers which is imposed on Buyer whether as a result of bankruptcy proceedings or otherwise and whether as an account payable by any Seller, (other than those included in the Assumed Liabilities) or as a claim of alleged preferential payments within the meaning of the United States Bankruptcy Code or otherwise;

                  (g) liability of any or all Sellers or Stockholder, including liabilities for taxes, of any type other than the Assumed Liabilities whether or not disclosed herein;

               (h) the existence of creditors of any or all Sellers which are not disclosed to Buyer; or

          (i) any of the  matters  set  forth in  Section  3.1(a) - (i)  hereof.
     --------------------

Buyer shall be deemed to have suffered such Loss or to have paid or to have become obligated to pay any sum or amount with respect to the matters referred to in subparagraphs (a) - (j) of this Section 3.3 if the same shall be suffered, paid or incurred by Buyer or any parent, subsidiary, affiliate, or successor of Buyer. The amount of the Loss deemed to be suffered, paid or incurred by Buyer shall be an amount equal to the Loss, suffered, paid or incurred by such parent, subsidiary, affiliate, or successor. The foregoing indemnity shall fully apply to any claim or action that seeks or results in any injunction or other direction or restriction on the free and unfettered use of the Assets by Buyer, and each of the Sellers and Stockholder shall jointly and severally indemnify and hold harmless Buyer from all Losses, directly or indirectly related to, or caused by, Buyer's compliance with any such injunction, direction or restriction. In the event Buyer, in its sole discretion, elects to seek recovery from an insurance company or other third party with respect to any claim for indemnification hereunder, to the extent Buyer actually receives payment with respect to such claim from such third party, the amount of the Loss shall be reduced by the amount of such insurance payment received, net of any increase in premiums for such insurance related to such claim that are payable within two years of the date such claim is made.

         Section 3.4 Indemnification by Buyer. Buyer agrees to defend, indemnify and hold harmless Sellers, Stockholder, their respective officers, directors, divisions, affiliates, employees, agents, successors and assigns from and against all Losses from or in connection with any:

               (a) inaccuracy in, or material breach of, any representation or warranty made by Buyer in this Agreement;

                  (b) failure of Buyer in any material respect to perform and observe any term, provision, covenant, agreement or condition under this Agreement;

                  (c) failure of Buyer to perform or pay any Assumed Liability or any obligation arising out of the operation of the Business by Buyer after the Closing Date; and

                  (d) failure of Buyer to comply with the representation and warranty of Buyer set forth in Section 6.1(c) relating to compliance with the WARN Act.

         In the event such Seller or Stockholder elects to seek recovery from an insurance company or other third party with respect to any claim for indemnification under this Section 3.4, to the extent any Seller or Stockholder actually receives payment with respect to such claim from such third party, the amount of any Loss shall be reduced by the amount of such insurance payment received, net of any increase in premiums for such insurance related to such claim that are payable within two years of the date such claim is made.

         Section 3.5 Procedure for Indemnification of Third Party Claims. After a party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, in connection with making a claim with respect thereto against any party obligated to provide indemnification pursuant to this Agreement (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding (the "Notice"). The Notice shall state the nature and the specific basis of such claim and a reasonable estimate of the amount thereof. The Indemnified Party's failure to give notice pursuant to this Section to the Indemnifying Party shall not relieve the Indemnifying Party of any liability the Indemnifying Party may have to the Indemnified Party pursuant hereto. The Indemnifying Party, after receipt of the Notice, shall defend and settle, at its own expense and by its own counsel, each such matter; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing. Such separate representation shall be at the cost and expense of the Indemnified Party as long as the Indemnifying Party is pursuing the defense of such matter diligently, reasonably and in good faith. If the Indemnifying Party within fifteen (15) days fails to acknowledge in writing to the Indemnified Party its obligation to defend any such matter or does not assume the defense hereunder within fifteen (15) days diligently, reasonably and in good faith, the Indemnified Party may undertake such defense through counsel of its choice and at the Indemnifying Party's expense. Notwithstanding the foregoing, if a claim relates to any environmental condition, or to an injunction or other equitable relief with respect to the operation or condition of the Business, or in Buyer's opinion would affect the operation or condition of the Business, Buyer shall nevertheless notify the Indemnified Party but Buyer may take all such actions as it deems advisable in respect of such matter, and may defend such claim with Buyer's own personnel and counsel, consultants and other parties of its own choosing. Sellers and Stockholder shall reimburse Buyer for such defense by Buyer for all losses, damages and liabilities, including but not limited to, fees of attorneys, consultants or other third parties engaged by Sellers, Stockholder or Buyer in respect of any such claim or proceeding or litigation or settlements resulting therefrom.

         Section 3.6       Limitation on Indemnification.

                  (j) Pursuant to Section 3.3, none of the Sellers or Stockholder shall be required to indemnify any of the persons specified in Section 3.3, as the case may be, with respect to a Loss incurred as a result of a breach of a representation or warranty until the amount of such Loss, when aggregated with all other Losses, shall exceed $100,000 (the "Minimum Indemnification Threshold"), at which time all Losses may be asserted, including amounts under the Minimum Indemnification Threshold, and indemnification in respect of all Losses shall thereafter be available; provided, however, that the foregoing Minimum Indemnification Threshold shall not apply to any Loss that results from or arises out of (i) a write-off or write-down of an account receivable in an amount greater than $10,000, (ii) a breach of the representations or warranties set forth in Sections 5.1(a), 5.1(e), 5.1(f), 5.1(h), or 5.1(k) (the "Specified Warranties"), or (iii) a breach, on the part of any of the Sellers or Stockholder, of any covenant set forth in this Agreement (except for covenants regarding indemnification in respect of representations and warranties other than the Specified Warranties).

                  (k) In addition to the foregoing, the maximum amount of damages that the Buyer or Cotelligent on the one hand, or Sellers and Stockholders, on the other hand, may recover from the other parties hereto as a result of such other parties' breaches of their representations and warranties hereunder (other than the Specified Warranties) pursuant to this Article 3 hereof shall be $28,740,000.

                  (l) In the event Buyer or Cotelligent is indemnified for any breach of any representation related to the accounts receivable of any Seller, Buyer shall transfer to the applicable Indemnifying Party, without recourse, any uncollected accounts receivable for which Buyer has received indemnification hereunder. Such Indemnifying Party may collect the account receivable for its own account.

         Section 3.7 Strict Liability. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, THE PARTIES HERETO SHALL BE ENTITLED TO INDEMNIFICATION IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE STRICT LIABILITY OF THE PARTY INDEMNIFIED. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

                                   ARTICLE 4.
                                     CLOSING

         Section 4.1. Time and Place of Closing. The closing (the "Closing") of the purchase and sale of the Assets shall take place at 10:00 a.m. on November 30, 1998 at the offices of Baker & Hosteltler LLP, located at 200 South Orange Avenue, Suite 200, Orlando, Florida 32801, unless an alternative time and place is mutually agreed to by Buyer and Sellers. All documents may be exchanged by mail, carrier, or other means. The date of the Closing is referred to herein as the "Closing Date."

     Section 4.2. Deliveries by Sellers and Stockholder. On the Closing Date, Sellers and Stockholder will deliver the following:

                  (a) a Bill of Sale, Assignment and Assumption of Liabilities Agreement, in form and substance satisfactory to Buyer and Cotelligent, conveying, selling, transferring and assigning to Buyer all of the Assets (the "Bill of Sale");

                  (b) a certificate confirming that the representations and warranties of the Sellers set forth herein were true and correct on and as of the Closing Date and that all covenants to be performed by the Sellers as of such date had been fully performed and complied with;

                  (c) an employment agreement between Buyer and Stockholder in form and substance satisfactory to Buyer, Cotelligent and Stockholder;

               (d) an opinion of Sellers' counsel in form and substance satisfactory to Buyer and Cotelligent; and

                  (e) such other additional instruments of sale, assignment or transfer as may be reasonably required by Buyer.

     Section 4.3. Deliveries by Buyer. On the Closing Date, Buyer will deliver to Sellers the following:

                  (a)      the Cash Payment and the Stock Payment;

                  (b) a certificate confirming that the representations and warranties of the Buyer set forth herein were true and correct on and as of the Closing Date and that all covenants to be performed by the Buyer as of such date have been fully performed and complied with;

                  (c) an assumption agreement regarding Buyer's assumption of the Assumed Liabilities consistent with the terms hereof;

                  (d) an employment agreement between Buyer and Stockholder in form and substance satisfactory to Buyer, Cotelligent and Stockholder; and

                  (e) an opinion of Buyer's counsel in form and substance satisfactory to Sellers and Stockholder.

                                   ARTICLE 5.
            REPRESENTATIONS AND WARRANTIES OF SELLERS AND STOCKHOLDER

     Section 5.1. Representations and Warranties. Each Seller and Stockholder jointly and severally represent and warrant to Buyer that:

                  (a) Authority. Sellers have full power and capacity, is under no legal restraint, and has all necessary authority to enter into this Agreement, perform Sellers' obligations hereunder and consummate the transactions contemplated hereby. Each Seller is a corporation duly organized and constituted and in good standing under the laws of the State of Florida. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Sellers with the terms of this Agreement do not and will not conflict with or result in a breach of any terms of, or constitute a default under, each respective Seller's Articles of Incorporation or Bylaws or, any material agreement or instrument to which such Seller is a party or by which it is bound, except as would not be reasonably expected to have a material adverse effect on the results of operations or financial condition of the Business. This Agreement constitutes a valid obligation of each Seller enforceable in accordance with its terms except as limited by (i) bankruptcy, insolvency, reorganization or other such laws concerning the rights of creditors and (ii) general principles of equity. Stockholder is the sole record and beneficial owner of all capital stock and equity securities of Sellers, and no party has any option or right to acquire any such stock or securities. Stockholder has full power and capacity to enter into this Agreement, perform Stockholder's obligations hereunder and consummate the transactions contemplated hereby.

                  (b) Compliance with Law. To the best of Stockholder's knowledge, each Seller is in compliance with all applicable federal, state or local laws, statutes, ordinances, permits, licenses, orders, approvals, variances, rules or regulations or judicial or administrative decisions, except for insignificant instances of non-compliance that would not, individually or in the aggregate, have material adverse effect upon the Assets or the operation or financial condition of the Business. No Seller has received any notice of an alleged violation of any of the foregoing matters other than as set forth in Schedule 5.1(b). Sellers have been granted all licenses, permits, consents, authorizations and approvals from federal, state and local government regulatory bodies necessary or desirable to carry on the Business, all of which are (i) listed on Schedule 5(b) and (i) currently in full force and effect. To the best of Stockholder's knowledge each of the Assets complies in all respects with all federal, state and local laws, statutes, ordinances, permits, licenses, approvals, rules and regulations applicable thereto.

                  (c) Approvals. No authorization, consent or approval of, or registration or filing with, any Governmental Authority (as hereinafter defined) or any other person is or was required to be, and has not been, obtained or made by any Seller or Stockholder in connection with the execution, delivery or performance of this Agreement.

                  (d)      Contracts.

                           (i) Contracts. A complete and accurate set of all Contracts, certified as such, has been delivered to Buyer simultaneously with the execution of this Agreement. True and complete copies of each written Contract, and accurate and complete written summaries of each oral Contract, have been provided to Buyer prior to the execution of this Agreement.

                           (ii)  Customer  Contracts.  Except  as set  forth  on
                  Schedule 1.2, the applicable Seller is currently providing services pursuant to each Customer Contract; and all Customer Contracts are (and will be immediately following the Closing
                  Date) in existence and in full force and effect and are valid, binding and enforceable against the respective parties thereto in accordance with their respective provisions. Sellers have in all material respects performed all obligations required to be performed by them under the Contracts prior to the Closing Date, and to the best of Stockholder's knowledge, no other party to such Contracts has in any material respect breached any such Contract or is in any material respect in default thereunder.

                           (iii) Certain  Contracts.  No Seller has entered into
                  any noncompetition agreements (including any Customer Contracts that in any respect purport to limit Sellers', or any of their affiliates', rights or abilities to provide any services to any customers that may compete with the other party to such Customer Contract) or any agreements requiring the confidentiality of any information (other than the confidentiality agreements contained in or entered into in connection with the Customer Contracts) nor has outstanding any powers of attorney or similar agreements or arrangements.

                  (e) Title to the Assets. Each of the Sellers has good and marketable title to its Assets, free and clear of all Liens (other than Permitted Liens). By virtue of the grant, conveyance, sale, transfer, and assignment of the Assets hereunder, Buyer shall receive good and marketable title to the Assets, free and clear of all Liens other than Permitted Liens. The Assets include all of the permits, licenses, franchises, consents and other approvals necessary or desirable to conduct the Business. The Assets that are tangible Assets are in good working condition, ordinary wear and tear excepted.

                  (f) Litigation. Except as set forth on Schedule 5.1(f) hereof, there is no claim, litigation, action, suit or proceeding, administrative or judicial, pending or threatened against any Seller or otherwise involving the Assets, the Business or the transactions set forth herein, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority. Sellers have received no notice of any of the above and no facts or circumstances exist which would, with the passage of time or giving of notice (or both), give rise to any of the above.

                  (g)      Employees.

                           (i) Attached as Schedule 5.1(g)(i) hereof is a complete list of all employees of Sellers and their respective rates of compensation (including a breakdown of the portion thereof attributable to salary, bonus and other compensation, respectively) as of the Closing Date. Each such employee is an employee at will, and Buyer shall be under no obligation to employ, or continue to employ, any such employee after the Closing, or to provide any compensation to any such person upon termination of employment.

                           (ii) Each Seller has fully complied with the verification requirements and the recordkeeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best of Stockholder's knowledge, the information and documents on which each Seller relied in complying with IRCA are true and correct; and there have not been any discrimination complaints filed against any Seller pursuant to IRCA.

                           (iii) No  employee of any Seller are  represented  by
                  any labor union or covered by any collective bargaining agreement nor, to the best of Stockholder's knowledge, is any campaign to establish such representation in progress.

                           (iv) Except as set forth on Schedule  5.1(g)(iv),  no
                  Seller has received or been notified of any complaint by any employees, applicant, union, or other party of any discrimination or other conduct forbidden by law.

                           (v) Each  Seller has filed all  required  reports and
                  information that are due prior to the Closing Date and otherwise has complied with all applicable regulatory requirements within the jurisdiction of the United States
                  Equal  Employment   Opportunity   Commission,   United  States
                  Department of Labor and state and local human rights and/or civil rights agencies.

                           (vi) No Seller has  received or been  notified of any
                  intention by any of its employees to terminate his or her employment or to seek a modification in the terms of his or her employment, individually or collectively with other employees.

                  (h)      Employee Relations and Benefit Plans.

                           (i) Schedule  5.1(h)  contains a list of all employee
                  pension benefits plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (sometimes referred to in this Section 5.1(h) as "Pension Plans"), employee welfare benefit plans (as defined in Section 3(1) of ERISA) (sometimes referred to in this
                  Section 5.1(h) as "Welfare Plans") and all other Benefit Plans, as defined below, currently maintained in whole or in part, contributed to by any or all Sellers for the benefit of any present or former officer, employee or director of such Sellers. For purposes of this Agreement, the term "Benefit Plan" shall mean any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization, medical, dependent care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understanding maintained in whole or in part, contributed to, or required to be contributed to by any Seller for the benefit of any present or former officer, employee or director of such Seller which is not a Pension Plan or Welfare Plan. Each Seller has delivered to Buyer to the extent that such documents exist and are in the possession of the Seller, true, complete and correct copies of (a) each Pension Plan, Welfare Plan and Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof) and all amendments, (b) the most recent annual report on Form 5500 filed with the Internal Revenue Service ("IRS") with respect to each Pension Plan or Welfare Plan (if any such report was required), (c) the most recent IRS determination letter request for each Pension Plan intended to be qualified under
                  Section 401(a) of the Code and all rulings or determinations concerning such Pension Plan requested of the IRS subsequent to the date of that letter, (d) the most recent summary plan description for each Pension Plan for which such summary plan description is required by ERISA and each summary of material modifications prepared, as required by ERISA, after the last summary plan description, and (e) each trust agreement and/or group annuity contract relating to any Benefit Plan.

                           Each  Pension Plan  maintained  and each pension plan
                  formerly maintained that is or was intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such plan is qualified under Section 401(a) of the Code or can still be submitted in a timely manner to the IRS for such a letter, and no such determination letter has been revoked nor has revocation of any such letter been threatened, nor has any such plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs, and nothing has occurred or failed to occur which would cause the loss of such qualification; and all amendments required to be adopted before the Closing Date for any such Pension Plan to continue to be so qualified have been or will be duly and timely adopted; provided however, that to the extent that this representation applies to terminated pension plans, this representation refers to the qualified status of any such plan through the time of its termination.

                           There are no voluntary employee benefit  associations
                  maintained by any and all Sellers intended to be exempt from federal income tax under Section 501(c)(9) of the Code by the IRS.

                           The execution of this  Agreement or the  consummation
                  of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provisions in any Pension Plan, Welfare Plan or Benefit Plan other than as disclosed in Schedule 5.1(h). The consummation of any transaction contemplated by this Agreement will not result in any (A) payment (whether of severance pay or otherwise) becoming due from any Seller to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement;
                  (B) benefit under any Benefit Plan of any Seller or Buyer being established or becoming accelerated, vested or payable; or (C) payment or series of payments by any Seller or Buyer, directly or indirectly, or any person that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

                           No Seller provides  post-retirement  medical, health,
                  disability or death protection coverage or contributes to or maintains any employee welfare benefit plan which provides for medical, health, disability or death benefit coverage following termination of employment by any officer, director or employee except as is required by Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

                           No Pension Plan is subject to Title IV of ERISA. None
                  of the Sellers, any officer of any Seller or any of the Pension Plan or Welfare Plans (including the Pension Plans and prior pension plans) which are subject to ERISA, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Buyer or any of its respective officers to the tax or penalty on prohibited transactions imposed by such
                  Section 4975 of the Code or to any liability under Section 502(i) or (l) of ERISA which would have a material adverse effect on Buyer.

                           With  respect  to any  Welfare  Plan,  (A) each  such
                  Welfare Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with any applicable requirements of Part 6 of Title I of ERISA and Section 4980B(f) of the Code and (B) each such Welfare Plan (including any such plan covering retirees or other former employee) may be amended or terminated with respect to health benefits without material liability to any Seller or Buyer on or at any time after the Closing Date.

                           All contributions  required by law or other agreement
                  to be made under the Pension Plan, Welfare Plan or Benefit Plans with respect to all periods through the Closing Date, including a pro rata share of contributions due for the current plan year, will have been made by such date or provided for by adequate reserves by each Seller. No changes in contribution rates or benefit levels have been implemented or negotiated (but not yet implemented), with respect to any Pension Plan, Welfare Plan or Benefit Plan since the date on which the information provided in the attached schedule has been provided, and no such changes are scheduled to occur.

                           No Seller  nor Buyer  have or will have any  material
                  liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any Pension Plan, Welfare Plan or Benefit Plan that has been, or is, contributed to by any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code), with any Seller.

                  (i) Financial Statements; Gross Revenues; Records and Customer Lists. Copies of the following financial statements (the "Financial Statements") of each of the Sellers are attached hereto as Schedule 5.1(i):

                           (i)  Each  Seller's   audited  balance  sheet  as  of
                  December 31, 1997 and statements of earnings, cash flows and retained earnings for the year then ended; and

                           (ii) Each Seller's unaudited balance sheet (the "Balance Sheet") as of September 30, 1998 (hereinafter referred to as the "Balance Sheet Date") and statements of earnings for the ten (10) month period then ended.

         Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated ("GAAP"), except that such unaudited financial statements do not contain the information and disclosures to be found in notes to financial statements prepared in accordance with GAAP, and interim statements included within such financial statements are subject to normal year-end adjustments. Such balance sheets present fairly the financial condition of the Sellers as of the dates indicated thereon, and such statements of earnings, and cash flows and retained earnings present fairly the results of its operations for the periods indicated thereon. The gross revenues of Sellers in respect of the Business during the year ended December 31, 1997 and during the ten-month period ended October 31, 1998 were at least $_____________ and $________________, respectively. Sellers have provided Buyer copies of their respective books, ledgers and accounting records and such books, ledgers and records are correct and complete and accurately reflect all transactions of the applicable Seller. The books, ledgers and records provided to Buyer contain a correct and complete list of each of the customers of Sellers who has purchased goods and/or services during the three-year period ending on the Closing Date. No Seller has supplied or sold the customer list to any other party and no third party has obtained any Seller's customer list.

                  (j) Accounts Receivable. Each Seller has delivered to Buyer an accurate list as of the Closing Date of the accounts receivable. Such accounts are collectible in the amount shown on such list.

                  (k)  Taxes.  With  respect  to  each  Seller,  to the  best of
         Stockholder's knowledge, (i) all tax returns and all similar filings required to be filed on or before the Closing Date by any and all Sellers (true and correct copies of which have been furnished to Buyer) with respect to any taxes have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed, and all such tax returns correctly reflect in all material respects the liability of the applicable Seller or Sellers for taxes for the periods, properties or events covered thereby; (ii) all taxes payable with respect to the tax returns, and all taxes accruable with respect to events occurring through the Closing Date or otherwise arising in connection with any periods prior to and including the Closing Date, whether disputed or not, and whether or not shown on any tax return, have been paid in full prior to the Closing Date, or adequate provisions and reserves shall have been made in respect thereof in Sellers' financial statements attached hereto as Schedule 5.1(i); (iii) no deficiency in respect of any taxes which has been assessed against any Seller remains unpaid and there are no unassessed tax deficiencies or any audits or investigations pending or threatened against any Seller with respect to any taxes, (iv) there is in effect no extension for the filing of any tax return and no Seller has extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any tax; (v) no claim has ever been made by any tax authority in a jurisdiction in which any Seller does not file tax returns that it is or may be subject to taxation by that jurisdiction; (vi) there are no liens for taxes upon any asset of any Seller except for liens for current taxes not yet due; (vii) no issues have been raised in any examination by any tax authority with respect to any Seller which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; (viii) no Seller is a party to any tax allocation or sharing agreement or otherwise under any obligation to indemnify any person with respect to any taxes; (ix) no Seller is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes; (x) there are no accounting method changes or proposed accounting method changes of any Seller that could give rise to an adjustment under section 481 of the Internal Revenue Code of 1986, as amended (the "Code"), for periods after the Closing Date; (xi) there are no requests for rulings in respect of any tax pending between Sellers and any tax authority; (xii) no Seller has ever been a member of any affiliated group as defined in Section 1504 of the Code; (xiii) each Seller has timely made all deposits required by law to be made with respect to employees' withholding and other employment taxes;
         (xiv) no Seller has filed any consent under Section 341(f) of the Code; and (xv) none of the Assets (A) is treated as owned by any other person under the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (B) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (C) is tax-exempt bond financed property within the meaning of Section 168(g) of the Code. The Assets transferred to Buyer pursuant to this Agreement constitute the entire operating assets of any and all Sellers, and therefore each Seller's sale of the Assets to Buyer hereunder will not result in any sales, use or similar tax. Should any governmental authority elect to assess any sales, use or similar tax as a result of the conveyance made herein (but not with regard to any transfers or conveyances made prior to the Closing Date), Sellers shall pay same and hold Buyer harmless therefrom. In the case of each Seller, a valid S election (as described in Section 1326(a) of the Code) is in effect.

                  (l) Environmental Matters. To the best of Shareholder's knowledge, each of the Sellers and all of the Assets are in compliance with, and are not subject to any liability under, applicable federal, state and local environmental and public or occupational health or safety law, regulation or code or requirements relating to manufacture, storage, transport, generation, use, treatment, disposal or handling of pollutants, contaminants, hazardous, toxic or other wastes, substances, or materials ("Environmental Laws"). Each Seller holds all permits and registrations required by the Environmental Laws for the operation of its business. Sellers have not received any notice, oral or written, of any environmental or public health or safety liability or violation. No Seller has buried, dumped, disposed of, spilled or released any pollutants, contaminants or hazardous or toxic wastes, substances or materials, including paint and similar substances, which would constitute a violation of the Environmental Laws.

                  (m) Absence of Changes. Except as disclosed in Schedule 5.1(m), since September 30, 1998 there has not been:

                         (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of any Seller;

                           (ii)  any  material   damage,   destruction  or  loss
                  (whether or not covered by insurance) materially adversely affecting the properties or Business of any Seller;

                           (iii) any material increase in the compensation, bonus, sales commission, fringe benefits or fee arrangement payable or to become payable by any Seller to any of its officers, directors, employees, consultants or agents, or any change in the method by which sales commissions are calculated and paid;

                           (iv) to the best of Stockholder's knowledge, any work
                  interruptions, labor grievances or claims filed, proposed law or regulation or any event or condition of any character, materially adversely affecting the business or future prospects of any or all Sellers;

                           (v) any sale or transfer, or any agreement to sell or
                  transfer, any material assets, property or rights of any Seller to any person, other than in the ordinary course of business including, without limitation, the Stockholder and her affiliates;

                           (vi) any  cancellation,  or agreement to cancel,  any
                  material indebtedness or other obligation owing to any Seller, including without limitation any indebtedness or obligation of Stockholder or any of her affiliates;

                           (vii) any plan, agreement or arrangement granting any
                  preferential rights to purchase or acquire any interest in any of the assets, property or rights of any Seller or requiring consent of any party to the transfer and assignment of any such assets, property or rights other than rights of Buyer;

                           (viii) any material purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets;

                           (ix) to the  best  of  Stockholder's  knowledge,  any
                  waiver of any material rights or claims of any Seller;

                           (x) to  the  best  of  Stockholder's  knowledge,  any
                  breach, amendment or termination of any material contract, agreement, license, permit or other right to which any Seller is a party;

                         (xi) any material transaction by any Seller outside the
                    ordinary course of its business;

                           (xii) any dividend or other distribution by any Seller, except for any distributions necessary to enable Stockholder to pay taxes attributable to Sellers' Business; or

                           (xiii) any authorization, approval, agreement or commitment to do any of the foregoing.

                  (n) Relations with Governments. Neither any Seller, Stockholder nor, to any Seller's and Stockholder's knowledge, any director, officer, agent, employee or other person acting on behalf of any such Seller, has used any funds of any Seller for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. No Seller, Stockholder nor, to any Seller's or Stockholder's knowledge, any director, officer, agent, employee or other person acting on behalf of any Seller, has accepted or received any unlawful contributions, payments, gifts or expenditures. Each Seller has at all times complied, and is in compliance, with the Foreign Corrupt Practices Act and with all foreign laws and regulations relating to prevention of corrupt practices.

                  (o) Future Plans and Commitments. Schedule 5.1(o) contains a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real or personal property or existing business, to which any Seller has committed any material funds in the two year period prior to the date of the Agreement, which if pursued by such Seller would require additional expenditures of significant efforts or capital.

                  (p)   Prospectus   Delivery.   Each  Seller   represents   and
         acknowledges that such Seller has been provided with a Prospectus dated May 29, 1998.

                  (q) Intellectual Property. To the best of Stockholder's knowledge, each Seller owns or has valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, applications for any of the foregoing, and licenses or other rights in respect of any of the foregoing ("Intellectual Property"), used or held for use in connection with its Business, without any conflict with the rights of others. To the best of Stockholder's knowledge, no Seller has received any notice from any other person pertaining to or challenging the right of such Seller to use any Intellectual Property or technology owned or used by or licensed to such Seller. No Seller has granted any outstanding licenses or other rights, and has no obligation to grant any licenses or other rights, under, and Stockholder has no rights in or to, any of the Intellectual Property or technology owned or used by or licensed to any or all Sellers. No claims have been made by any Seller of any violation or infringement by others of the rights of such Seller with respect to any Intellectual Property or technology of such Seller, and neither Stockholder nor any Seller knows of any basis for the making of any such claim. To the best of Stockholder's knowledge, neither the Stockholder nor any Seller has violated or infringed any Intellectual Property or technology rights of others. The Stockholder has delivered to Cotelligent on Schedule 5.1(q) a complete and correct list and summary description of all Intellectual Property and technology owned by, used by or licensed by any Seller. To the best of Stockholder's knowledge, the Intellectual Property owned by Sellers and included in the Assets sold by them to Buyer hereunder: (i) are all Intellectual Property assets that are needed by Sellers to conduct their Business;
         (ii) may be transferred to Buyer hereunder without the consent or approval of any other party; and (iii) will not, as a result of such transfer, be restricted, reduced or diminished in any respect, or made subject to any additional costs or payments in respect of Buyer's use thereof after Closing (other than ongoing payments at the same rate as applicable to Sellers' use thereof).

                  (r) Hart-Scott-Rodino Matters. Stockholder is not "controlled" by any other person, and is the "ultimate parent entity" of the "acquired persons" in connection with the transactions contemplated hereby, in each case as such terms are defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); Stockholder and Sellers collectively (together, in each case, with any entities controlled by them) do not have assets of $10,000,000 or more according to her or its most recently prepared financial statements; and the transactions contemplated by this Agreement do not result in any requirement to make any notification or other filing in connection with the HSR Act.

                  (s) No Material  Obligations.  No Seller is bound by, and none of the Assets are subject to, any liabilities, obligations or restrictions, imposed by, or in connection with, the federal bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code instituted by Hurst Consulting, Inc. in 1993, except for certain obligations to make future payments to third parties that (i) are reflected on Sellers' Balance Sheet and (ii) do not in the aggregate exceed $10,000.

                  (t) Disclosure. To the best of Stockholder's knowledge, the representations and warranties contained in this Section 5.1 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.1 not misleading. If any Seller or Stockholder becomes aware of any fact or circumstance which would change a representation or warranty of such Seller or Stockholder in this Agreement, he or it shall immediately give notice of such fact or circumstance to Buyer. However, such notification shall not relieve such Seller or Stockholder of its or her obligations under this Agreement, and at the sole option of Buyer, the truth and accuracy of any and all warranties and representations of Sellers or Stockholder at the date of this Agreement and on the Closing Date, shall be a precondition to the consummation of this transaction. To the best of Stockholder's knowledge, all information or materials provided by Stockholder or any and all Sellers (or their respective agents or employees) to Buyer or its agents or employees in connection with Buyer's examination of the business, assets and prospects of such Sellers have, in each case, been true and correct.

         Section 5.2. Survival. Each of the covenants, representations and warranties set forth in this Article 5 or elsewhere in this Agreement shall survive the Closing Date and the transfer of the Assets and shall remain in effect forever without any limitation as to time.

                                   ARTICLE 6.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Section 6.1. Representations and Warranties. Buyer represents and warrants to Sellers that:

               (a)  Corporate   Organization.   Buyer  is  a  corporation   duly
          organized, validly existing and in good standing under the laws of the State of Florida.

                  (b) Authorization. Buyer and Cotelligent each have all requisite corporate power and corporate authority to enter into this agreement, perform their respective obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Buyer and Cotelligent with the terms of this Agreement do not and will not conflict with or result in a breach of any terms of, or constitute a default under, their respective Certificates of Incorporation or Bylaws or, in any material respect, any material agreement or instrument to which Buyer or Cotelligent is a party or by which either is bound. All necessary corporate action has been taken by Buyer and Cotelligent with respect to the execution and delivery of this Agreement, and this Agreement constitutes a valid obligation of each of Buyer and Cotelligent enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other such laws concerning the rights of creditors.

                  (c) WARN Act Liability. Buyer shall hire certain employees of Sellers in order to avoid liability under the Workers Adjustment and Retraining Notification Act (23 UCS ss.2101 et seq.) (the "WARN Act") that may result from the termination of Seller's employees in connection with the closing of the sale of the assets of Seller to Buyer.

         Section 6.2.      Representations Related to the Cotelligent Stock

                  (a) Common Stock to be Received by the Stockholder. The shares of Cotelligent Stock to be received by Sellers pursuant to this Agreement will, when issued and delivered to Sellers, be duly and validly issued, fully paid, nonassessable and free of preemptive rights or other restrictions other than those imposed pursuant to securities laws and those expressly provided for in this Agreement and will be substantially equivalent to other shares of Cotelligent Stock. Such shares of Cotelligent Stock when delivered to Sellers pursuant to this Agreement will have been registered under the Securities Act, and will be issued pursuant to an effective registration statement. Such shares will be listed on the New York Stock Exchange, Inc. or such other principal exchange or market on which Cotelligent's Common Stock is traded at the time of issuance of such shares, and, subject to the contractual restrictions on transfers set forth at Section 8.3 hereof and any restrictions imposed under applicable federal and state securities laws, may be resold in open market transactions.

                  (b) NYSE Listing. Cotelligent's Common Stock is currently duly listed on the New York Stock Exchange, Inc. and no inquiry or proceeding has been initiated or, to Buyer's knowledge, threatened for the purpose of causing such listing to be terminated or restricted.

         Section 6.3 Governmental Authorization. Neither the execution, delivery or performance by Buyer of this Agreement requires any action by or in respect of, or filing with, any governmental body, agency, official or authority.

         Section 6.4 Survival. Each of the covenants, representations and warranties set forth in this Article 6 or elsewhere in this Agreement shall survive the Closing Date and the transfer of the Assets and shall remain in effect forever without limitation as to time.

                                   ARTICLE 7.
                                 NONCOMPETITION

         Section 7.1. Restrictions. Each Seller and Stockholder jointly and severally agree that for a period of five (5) years following the date hereof, no Seller, Stockholder nor any of their affiliates will, directly or indirectly, through any of its employees, agents, representatives or otherwise, without the prior express written consent of Buyer:

                  (a) for her or itself or on behalf or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, engage, as an officer, director, employee, agent, shareholder, owner, lender, partner, joint venturer, or in a managerial or consulting capacity, whether as an independent contractor, consultant or advisor, or as a sales representative, or in any other capacity, of any business in direct or indirect competition with the Business, Cotelligent or the Buyer located or operating within the forty-eight "lower" United States of America (i.e., states other than Alaska or Hawaii) (the "Territory").

                  (b) call upon, or cause any of its affiliates to call upon, any person who is, at that time, an employee of any Seller, Buyer or Cotelligent or who has been an employee thereof within one (1) year prior to that time, for the purpose or with the intent of enticing such employee away from or out of the employ of Buyer or Cotelligent;

                  (c) engage or participate in any effort or act to induce any customer, supplier, associate, employee, sales or other agent or independent contractor of Buyer, the Business or Cotelligent or which has been a customer, supplier, employee, sales or other agent or independent contractor of Buyer, the Business or Cotelligent within one
         (1) year prior to that time, to terminate such persons existing arrangements or relationships with Buyer, Cotelligent or the Business or to take any other action which might be disadvantageous to Buyer, the Business or Cotelligent, and shall not for any reason whatsoever, directly or indirectly, for themselves or on behalf or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature call upon any prospective acquisition candidate that Stockholder or Sellers are aware of and helped develop for Buyer or Cotelligent, on Stockholder's or any Sellers' behalf or on behalf of any competitor which candidate and was either called upon by Seller, Stockholder, Buyer or Cotelligent (including the respective subsidiaries thereof) or for which Seller, Stockholder, Buyer or Cotelligent, made an acquisition analysis, for the purpose of acquiring such entity; or

                  (d) disclose the identity of the Business', Cotelligent or Buyer's or their respective affiliates' existing or proposed customers to any person or entity whatsoever, for any reason or purpose whatsoever unless compelled to disclose such information in a judicial or administrative proceeding or by governmental or regulatory authority, in which case the Sellers and Stockholder will use commercially reasonable efforts to obtain reasonable assurances that confidential treatment will be accorded such information.

     Section 7.2. Materiality. Each Seller and Stockholder agree that this agreement regarding noncompetition is a material and substantial part of the purchase and sale of Sellers' Assets hereunder.

         Section 7.3. Specific Performance. Buyer will sustain great loss and damage as a result of the breach by any Seller or Stockholder of the covenants in this Article 7, and because of the immediate and irreparable damage that would be caused to Buyer by such a breach for which it would have no adequate remedy since monetary damages alone would not be an adequate remedy, each Seller agrees that, in the event of a breach by any Seller or Stockholder of the covenants in this Article 7, such covenants may be enforced by Buyer by, without limitation, injunctions and restraining orders or other equitable relief and, to the maximum extent permitted by applicable law each Seller and Stockholder hereby waive Buyers' obligation to post a bond or other security in seeking such relief. This remedy is in addition to damages directly or indirectly suffered by Buyer and reasonable attorney's fees.

         Section 7.4. Reasonable Restraint. It is agreed by the parties that the covenants in this Article 7 impose a reasonable restraint on Sellers and Stockholders in light of the activities and business of Sellers on the date of the execution of this Agreement and the future plans of Buyer.

         Section 7.5. Severability. The covenants of each Seller in this Article 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent to which the court deems reasonable, and this Article 7 shall thereby be reformed.

         Section 7.6. Independent Covenants. The covenants of Sellers and Stockholder in this Article 7 shall be construed as independent of any other provision of this Agreement and the purchase of the Business, and the existence of any claim or cause of action of any Seller against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of such covenants.

                                   ARTICLE 8.
         CERTAIN POST-CLOSING COVENANTS OF SELLER, STOCKHOLDER AND BUYER

         Section 8.1. Payment of Taxes; Filing of Returns. (a) Each Seller shall remain liable for the filing of all tax returns and reports and for the payment of all federal, state and local taxes of Sellers and Stockholder relating to the operation of any Seller or to the Assets for any period ending on or prior to the Closing Date and Sellers and Stockholder shall remain jointly and severally liable for the payment of all taxes attributable to or relating to the consummation of the transactions contemplated herein, and shall indemnify and hold Buyer harmless from and against all liability in connection therewith, and
(b) Sellers and Stockholder shall jointly and severally bear the responsibility for sales, use or other similar taxes, if any, arising out of the consummation of the transactions herein provided for and shall be liable for the filing of all necessary tax returns and reports with respect to such taxes.

         Section 8.2. Name Change. Promptly after the Closing Date, Seller will take all actions necessary to change its corporate name, and to make available to Buyer such corporate name for its use for all purposes. Seller shall adopt a new corporate name that does not contain the name "Hurst" or any form thereof.

         Section 8.3. Restrictions on Transfer. 62.4% of the shares of Cotelligent Stock issued in connection with the Stock Payment may be resold or transferred by the applicable Seller, subject to compliance with applicable securities laws, immediately upon the issuance of such shares to such Seller. The remaining 37.6% of such shares of Cotelligent Stock may not be transferred or assigned until the second anniversary of the Closing Date. Each Seller and Stockholder acknowledge agree that all shares of Cotelligent Stock issued and subject to the two-year limitation on transfers shall bear the following legend while such restrictions apply to the shares represented by such certificate, in addition to any other legend required under applicable law:

         "THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS WITH REGARD TO THE TRANSFER THEREOF PURSUANT TO RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND FURTHER RESTRICTIONS ON TRANSFER PURSUANT TO A PURCHASE AGREEMENT DATED NOVEMBER 30, 1998, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF, IN WHOLE OR IN PART, UNTIL SUCH RESTRICTIONS ON TRANSFER HAVE TERMINATED."

Each Seller and Stockholder acknowledge and agree that all other shares of Cotelligent Stock issued pursuant to this Agreement shall bear the following legend while such restrictions apply to the shares represented by such certificate, in addition to any other legend required under applicable law:

         "THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS WITH REGARD TO THE TRANSFER THEREOF PURSUANT TO RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF, IN WHOLE OR IN PART, UNTIL SUCH RESTRICTIONS ON TRANSFER HAVE TERMINATED."

Upon the written request of Stockholder, Cotelligent will cause its transfer agent to issue one or more certificates without such legend as to any shares that are no longer subject to such restrictions.

         Section 8.4 Severance Payments. Stockholder hereby covenants and agrees that she will take no action or fail to take any action which would cause or give rise to any obligation on the part of Buyer or Cotelligent to make any severance or other payments under that certain Employment Agreement with Rick Herbst without the authorization or prior written consent of Cotelligent.

                                   ARTICLE 9.
                                     GENERAL

         Section 9.1. Further Assurance. From time to time after the Closing Date, Sellers will, without further consideration, execute and deliver such other instruments of conveyance and transfer, and take such other action including, without limitation, assistance in connection with litigation, as Buyer reasonably may request to more effectively convey and transfer to and vest in Buyer and to put Buyer in possession of the Assets to be transferred hereunder. Sellers and Shareholder hereby covenant and agree to use all reasonable efforts to assist Cotelligent and Buyer in filing all applicable reports and forms with the Securities and Exchange Commission (including a Report on Form 8-K, if applicable, reporting the transactions set forth herein) or any other governmental or regulatory entity.

         Section 9.2. Notices. All notices or communications required or permitted under this Agreement shall be given in writing and served either by personal delivery, overnight courier or by deposit in the United States mail and sent by first class registered or certified mail, return receipt requested, postage prepaid:

     If to any Seller:         The Hurst Companies
                               950 S. Winter Park Drive, Suite 301
                               Casselberry, Florida  32707
                               Attention:  Eva Hurst

     with copy to:             Baker & Hostetler, LLP
                               Sun Trust Center
                               200 South Orange Avenue, Suite 200
                               Orlando, Florida  32801
                               Attention:  Tico Perez

    If to Buyer or Cotelligent:Cotelligent, Inc.
                               101 California Street, Suite 2050
                               San Francisco, California 94111
                               Attn:    Daniel E. Jackson

    with copy to:              Mayor, Day, Caldwell & Keeton, L.L.P.
                               700 Louisiana, Suite 1900
                               Houston, Texas  77002
                               Attn:  Roy E. Bertolatus

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three days after deposit in the U.S. mail as provided above, or when actually received, if earlier. Any party may change the address for notices or communications to be given to it by written notice to the other party given as provided in this Section.

         Section 9.3. Entire Agreement. This Agreement, the Schedules hereto and the other agreements referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

         Section 9.4. Broker's Commission. If for any reason a commission or fee shall become due, the party dealing with such dealer, broker or agent shall pay such commission or fee and agrees to indemnify and save the other party harmless from all claims for such commission or fee and from all attorneys' fees, litigation costs and other expense relating to such claim.

         Section 9.5. Modification; Remedies Cumulative. This Agreement may not be changed, amended, terminated, augmented, rescinded or otherwise altered, in whole or in part, except by a writing executed by the parties hereto. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         Section 9.6. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable and so as to most nearly retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired hereby.

         Section 9.7. Availability of Records. Each party shall cooperate in providing the other party with copies of, or reasonable access to, (a) such records as Sellers may need in connection with any audit, claim, challenge or review of Sellers' tax liabilities and (b) such business records as Buyer may reasonably deem relevant to its operation of the Business and the Assets.

         Section 9.8. Allocation of Purchase Price. The parties agree that the purchase price shall be allocated among the Assets (including rights of Buyer under the covenants pursuant to Article 7 hereof) in such manner as Buyer will specify in a written schedule delivered to Sellers as soon as is practicable after the Closing Date.

         Section 9.9. Construction. Buyer and Sellers have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Buyer and Sellers and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         Section 9.10. Attorney's Fees. In the event any litigation to enforce the terms of this Agreement or in the event of arbitration, the prevailing party shall be awarded against the non-prevailing party, its reasonable attorney's fees and costs, including those incurred at all levels of proceedings.

     Section 9.11. Waiver. The waiver of any of the terms or conditions of this Agreement shall not be construed as a waiver of any other term or condition hereof.

     Section 9.12. Counterparts. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.

         Section 9.13. Time is of the Essence. Time is of the essence of each and every provision of this Agreement and any exhibit, modification, or addendum hereto.

     Section 9.14. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                           COTELLIGENT:

                           COTELLIGENT, INC.


                           By:          /S/ Lorraine E. Vega
                           Name:        Lorraine E. Vega
                           Title:       Secretary



                           BUYER:

                           THE HURST COMPANIES, INC.


                           By:          /S/ Lorraine E. Vega.
                           Name:        Lorraine E. Vega
                           Title:       Secretary


                           SELLERS:

                           HURST CONSULTING, INC.


                           By:          /S/ Eva Hurst
                           Name:        Eva Hurst
                           Title:       President


                           HURST PROCESSING, INC.


                           By:          /S/ Eva Hurst
                           Name:        Eva Hurst
                           Title:       President


                           HURST INSTITUTE, INC.


                           By:          /S/ Eva Hurst
                           Name:        Eva Hurst
                           Title:       President


                           OPTIUM ADMINISTRATIVE
                           RESOURCES, INC.


                           By:          /S/ Eva Hurst
                           Name:        Eva Hurst
                           Title:       President


                           STOCKHOLDER:


                           /S/ Eva Hurst
                           Eva Hurst